UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 2, 2004


                       PEGASUS COMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          Delaware                        0-32383                 23-3070336
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


c/o Pegasus Communications Management Company
             225 City Line Avenue
          Bala Cynwyd, Pennsylvania                                     19004
   (Address of Principal Executive Offices)                           (Zip Code)




       Registrant's Telephone Number, Including Area Code: (800) 376-0022




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On June 2, 2004, Pegasus Satellite Television, Inc. and certain of its affiliates received notices from (i) the National Rural Telecommunications Cooperative ("NRTC") purporting to terminate the exclusive distribution agreements with NRTC, which provide the exclusive rights to distribute DIRECTV services in specified rural territories in the United States, and (ii) DIRECTV, Inc. purporting to terminate the Revised Seamless Consumer Program effective as of August 31, 2004. Pegasus Satellite Television, Inc. and its affiliates also received a related cash offer from DIRECTV, Inc. Information regarding the notices and offer is more fully set forth in the press release dated June 2, 2004 issued by Pegasus Communications Corporation ("Pegasus Communications") which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the notices, the agreement of termination between NRTC and DIRECTV, and the offer agreement are attached hereto as Exhibits 99.2, 99.3, 99.4, and 99.5 respectively, and are incorporated herein by reference.

         Separately, on June 2, 2004, Pegasus Communications announced that its subsidiaries Pegasus Satellite Television, Inc, Pegasus Satellite Communications, Inc., Pegasus Media & Communications, Inc. and certain of their subsidiaries filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, District of Maine in order to prevent the attempted termination by NRTC and DIRECTV of their agreements for exclusive distribution of DIRECTV services in Pegasus Satellite Television's rural territories. The Chapter 11 filing does not include Pegasus Communications or its direct subsidiaries (other than Pegasus Satellite Communications, Inc.). These filings will seek affirmation by the Bankruptcy Court of Pegasus Satellite Television, Inc.'s valuable rights as well as damages from any actions by NRTC and DIRECTV to impair those rights and for NRTC's breach of its duties to Pegasus Satellite Television, Inc., NRTC's majority owner. Pegasus Satellite Television, Inc. believes the filing will also enable it to continue to provide uninterrupted service to its 1.1 million rural subscribers during the resolution of these disputes and to continue to meet its responsibilities to its employees and business partners in the ordinary course.

     In addition to Pegasus Satellite Television, Inc., Pegasus Satellite Communications, Inc, and Pegasus Media & Communications, Inc., the following entities also filed voluntary petitions for relief under Chapter 11: Argos Support Services Company, Bride Communications, Inc., B.T. Satellite, Inc., Carr Rural TV, Inc., DBS Tele-Venture, Inc., Digital Television Services of Indiana, LLC, DTS Management, LLC, Golden Sky DBS, Inc., Golden Sky Holdings, Inc., Golden Sky Systems, Inc., Henry County MRTV, Inc., HMW, Inc., Pegasus Broadcast Associates, L.P., Pegasus Broadcast Television, Inc., Pegasus Broadcast Towers, Inc., Pegasus Satellite Television of Illinois, Inc., Portland Broadcasting, Inc., Primewatch, Inc., PST Holdings, Inc., South Plains DBS, L.P., Telecast of Florida, Inc., WDSI License Corp., WILF, Inc., WOLF License Corp., and WTLH License Corp. Information regarding the bankruptcy filings is more fully set forth in the press release dated June 2, 2004 issued by Pegasus Communications which is attached hereto as Exhibit 99.6 and incorporated herein by reference.

     Also, on June 2, 2004, DIRECTV, Inc. filed a two-count complaint against Pegasus Communications, Pegasus Satellite Communications, Inc., Golden Sky Systems, Inc., Pegasus Media & Communications, Inc., and Pegasus Satellite Television, Inc. in the United States District Court, Central District of California. The first count is for federal trademark infringement based on any use of the DIRECTV brand name after August 31, 2004, the expiration of a 90-day license agreement that DIRECTV granted to NRTC to use the DIRECTV name as part of the purported termination of the agreements described above. The second claim is for breach of contract and is based upon an alleged failure of the defendants to fulfill their "best efforts" obligations under Pegasus Satellite Television's agreements with the NRTC.

Item 7.  Financial Statements and Exhibits.



(a) - (b) Not applicable.

(c) Exhibits:

Exhibit
Number   Description of Exhibit

99.1 Press Release issued by Pegasus Communications Corporation dated June 2, 2004 (NRTC Termination Notice).

99.2     Notice from NRTC dated June 2, 2004 terminating DIRECTV DBS Services.

99.3 Notice from DIRECTV, Inc. dated June 2, 2004 terminating Seamless Consumer Program.

99.4     Agreement of Termination  between NRTC and DIRECTV, Inc.

99.5     Pegasus Offer Agreement dated June 2, 2004.

99.6 Press Release issued by Pegasus Communications Corporation dated June 2, 2004 (Chapter 11 Filing).

Item 9.  Regulation FD Disclosure.

         As a result of the Chapter 11 filing discussed above in Item 5, Pegasus Communications anticipates deconsolidating Pegasus Satellite Communications, Inc. in accordance with generally accepted accounting principles, specifically Statement of Position 90-7: Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. The following unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2004 presents the Pegasus Communications consolidated condensed balance sheet as reported in Pegasus Communications' Form 10-Q for the quarterly period ended March 31, 2004, as adjusted for the deconsolidation of Pegasus Satellite Communications, Inc. as a result of the bankruptcy filing, and for certain other adjustments necessary to properly reflect Pegasus Communications' investment in Pegasus Satellite Communications, Inc., which was previously eliminated in consolidation

                       Pegasus Communications Corporation
                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2004
                                 (in thousands)
                                   (unaudited)

                                                                    Deconsolidation
                                                        As        of Pegasus Satellite   Pro Forma
                                                   Reported (a)    Communications (b)    Adjustments         As Adjusted
                                                  ---------------  ------------------  ---------------     ---------------
Current assets:
   Cash and cash equivalents                         $   64,243        $    (9,058)        $     -             $  55,185
   Restricted cash                                       62,664            (62,511)              -                   153
   Accounts receivable, net
     Trade                                               22,241            (22,178)              -                    63
     Other                                               10,636            (10,017)              -                   619
   Deferred subscriber acquisition costs, net             7,950             (7,950)              -                    -
   Prepaid expenses                                       5,656             (4,363)              -                 1,293
   Other current assets                                   6,269             (6,256)              -                    13
                                                  ---------------  ------------------  ---------------     ---------------
     Total current assets                               179,659           (122,333)              -                57,326
   Property and equipment, net                           80,542            (62,081)              -                18,461
   Intangible assets, net                             1,583,531         (1,428,167)              -               155,364
   Other noncurrent assets                              168,798           (150,302)           10,053(c)           28,549
   Investment in Pegasus Satellite
     Communications                                          -                  -             35,081(d)           35,081
                                                  ---------------  ------------------  ---------------     ---------------

      Total                                          $2,012,530        $(1,762,883)        $  45,134           $ 294,781
                                                  ===============  ==================  ===============     ===============

Current liabilities:
   Current portion of long term debt                     19,625        $   (19,506)        $     -             $     119
   Accounts payable                                      11,073             (8,986)              -                 2,087
   Accrued interest                                      21,572            (21,505)              -                    67
   Accrued programming fees and commissions              57,642            (57,642)              -                    -
   Litigation verdict accrual                            58,000            (58,000)              -                    -
   Other accrued expenses                                22,356            (11,801)              -                10,555
   Other current liabilities                              7,293             (7,272)              -                    21
                                                  ---------------  ------------------  ---------------     ---------------
      Total current liabilities                         197,561           (184,712)              -                12,849
   Long term debt                                     1,372,799         (1,364,544)              -                 8,255
   Mandatorily redeemable preferred stock                86,038           (178,194)           92,156(e)               -
   Other noncurrent liabilities                          78,825           (150,745)           71,920(f)               -
                                                  ---------------  ------------------  ---------------     ---------------
      Total liabilities                               1,735,223         (1,878,195)          164,076              21,104

   Redeemable preferred stocks                          214,330                 -                -               214,330
   Minority interest                                      8,834               (771)              -                 8,063
Common stockholders' equity
   Common stock                                              65                  -               -                    65
   Other common stockholders' equity                     54,078            116,083          (118,942)             51,219
                                                  ---------------  ------------------  ---------------     ---------------
      Total common stockholders' equity                  54,143            116,083          (118,942)             51,284
                                                  ---------------  ------------------  ---------------     ---------------

      Total                                          $2,012,530        $(1,762,883)        $  45,134           $ 294,781
                                                  ===============  ==================  ===============     ===============

(a) As reported in Pegasus Communications' Form 10-Q for the quarterly period ended March 31, 2004.

(b) As reported in Pegasus Satellite Communications' Form 10-Q for the quarterly period ended March 31, 2004.

(c) To adjust the deconsolidation of Pegasus Satellite Communications for amounts previously reclassified as treasury stock in Pegasus Communications' consolidation, including Pegasus Satellite's ownership of 660,178 shares of Pegasus Communications' Class A common stock.

(d) To record Pegasus Communications' investment in Pegasus Satellite Communications which was previously eliminated in consolidation, including a note receivable in the amount of $42,018, an investment, at cost, of $11,155 in 92,156 shares of Pegasus Satellite Communications' 12-3/4% preferred stock, dividends receivable and interest on accrued dividends of $29,902 on such preferred stock, and an equity investment in the common stock of Pegasus Satellite Communications of $(47,994). (Note that Pegasus Communications' investment in Pegasus Satellite Communications will be assessed for impairment during the second quarter of 2004.)

(e) To adjust the deconsolidation of Pegasus Satellite Communications for amounts previously eliminated in Pegasus Communications' consolidation, including Pegasus Communications' ownership of 92,156 shares of Pegasus Satellite Communications' 12-3/4% preferred stock. (f) To adjust the deconsolidation of Pegasus Satellite Communications for amounts previously eliminated in Pegasus Communications' consolidation, including a note payable in the amount of $42,018 and dividends on preferred stock owned by Pegasus Communications and interest on such accrued dividends of $29,902.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEGASUS COMMUNICATIONS CORPORATION


                                                        By: /s/ Scott A. Blank
                                                         ----------------------
                                                         Scott A. Blank
                                                         Senior Vice President
Date:  June 3, 2004

                                                                   EXHIBIT INDEX

Exhibit
Number  Description of Exhibit

99.1 Press Release issued by Pegasus Communications Corporation dated June 2, 2004 (NRTC Termination Notice).

99.2    Notice from NRTC dated June 2, 2004 terminating DIRECTV DBS Services.

99.3 Notice from DIRECTV, Inc. dated June 2, 2004 terminating Seamless Consumer Program.

99.4    Agreement of Termination  between NRTC and DIRECTV, Inc.

99.5    Pegasus Offer Agreement dated June 2, 2004.

99.6 Press Release issued by Pegasus Communications Corporation dated June 2, 2004 (Chapter 11 Filing).